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                                  EXHIBIT 21.1


SUBSIDIARIES

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                                                                             Percentage
Name                                                        Jurisdiction    of Ownership
----                                                        ------------    ------------
Ramco-Gershenson, Inc. and Subsidiaries ................      Michigan          100%
Ramco-Gershenson Properties, L.P. ......................      Delaware          100%
S-12 Associates ........................................      Michigan           50%
28th Street Kentwood Associates ........................      Michigan           50%
Ramco Properties Associates Limited Partnership ........      Michigan          100%
Ramco Properties GP, L.L.C .............................      Michigan          100%
Ramco SPC, Inc. ........................................      Michigan          100%
Ramco Virginia Properties, L.L.C .......................      Michigan          100%
Ramco SPC II, Inc. .....................................      Michigan          100%
Ramco Acquisitions, L.L.C ..............................      Michigan          100%
Ramco Acquisitions II, L.L.C ...........................      Michigan          100%
Ramco Acquisitions IV, L.L.C ...........................      Michigan          100%
Ramco Crofton Plaza, L.L.C .............................      Michigan          100%
Ramco Roseville Plaza, L.L.C ...........................      Michigan          100%
Ramco Cox Creek, L.L.C .................................      Michigan          100%
Novi West Development, L.L.C ...........................      Michigan          100%
Ramco Auburn Hills Acquisitions, Inc. ..................      Michigan          100%
Ramco Virginia Management, L.L.C .......................      Michigan          100%
Ramco Madison Center, L.L.C ............................      Michigan          100%
RPT/INVEST, L.L.C ......................................      Delaware           25%
RPT/INVEST II, L.L.C ...................................      Delaware           25%
Rossford Development, LLC ..............................      Delaware           10%
Ramco/West Acres, LLC ..................................      Delaware           40%
Ramco/Shenandoah, LLC ..................................      Delaware           40%
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